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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 4 to Registration Statement on Form S-3 of our report dated January 30, 2003, relating to the consolidated financial statements and schedule of Precis, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

/s/Murrell, Hall, McIntosh & Co. PLLP

Norman, Oklahoma
September 3, 2004

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EXHIBIT 23.2 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM